SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 26, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Adoption of 2009 Short-Term Incentive Compensation Plan

On February 26, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of DuPont Fabros Technology, Inc. (the “Company”) adopted the Company’s 2009 Short-Term Incentive Plan (the “2009 STIC Plan”) and established the performance objectives that will be applicable to the plan’s participants, including each of the Company’s named executive officers. The 2009 STIC Plan provides for the payment of cash incentive awards to plan participants in early 2010 if, and to the extent to which, certain performance objectives are achieved based on Company and individual participant performance during 2009.

Payments will be determined using three variables: (1) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base salary; (2) actual performance compared with the performance objectives described below; and (3) relative weightings for each of the performance objectives. The performance objectives under the STIC Plan are the Company’s 2009 funds from operations, certain operational targets specific to each participant and, for some participants, a discretionary element.

The 2009 incentive target opportunities for the Company’s named executive officers are as follows: Lammot J. du Pont, the Company’s Executive Chairman, 100% of base salary; Hossein Fateh, the Company’s President and Chief Executive Officer, 100% of base salary; Mark L. Wetzel, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, 60% of base salary; and Jeffrey H. Foster, the Company’s Chief Accounting Officer, 50% of base salary.

Adoption of 2009 Long-Term Incentive Plan

On February 26, 2009, the Committee also adopted the Company’s 2009 Long-Term Incentive Compensation Plan (the “2009 LTIC Plan”) for plan participants, including each of the named executive officers. The Committee also approved on February 26, 2009 equity-based incentive awards under the 2009 LTIP Plan. For named executive officers, fifty percent of the value of each participant’s target opportunity was made in the form of stock options and the remaining fifty percent was made in the form of restricted stock.

The stock option grants and restricted stock awards, which are not subject to any performance criteria, will vest ratably in three equal portions on each of March 1, 2010, 2011 and 2012 so long as the participant remains continuously employed by the Company or an affiliate of the Company from the date of the grant through the applicable vesting date. The restricted stock granted under the plan is subject to forfeiture until vested.

The 2009 LTIC Plan target opportunities for the Company’s named executive officers are as follows: Mr. du Pont, $750,000, which resulted in a grant of 231,482 stock options and an award of 73,100 shares of restricted stock; Mr. Fateh, $1,500,000, which resulted in a grant of 462,963 stock options and an award of 146,199 shares of restricted stock; Mr. Wetzel, $550,000, which resulted in a grant of 169,754 stock options and an award of 53,607 shares of restricted stock; and Mr. Foster, $200,000, which resulted in a grant of 61,729 stock options and an award of 19,494 shares of restricted stock.

The number of stock options granted was based on the value of each option, which was determined using the Black Scholes valuation model. The exercise price of each option is $5.06, the closing price of the Company’s common stock on the grant date. The number of shares of restricted stock awarded was based on the average of the opening and closing price of the Company’s common stock on the date of grant, which was $5.13.

Each participant will enter into a stock option and restricted stock agreement in connection with the 2009 STIC Plan, forms of which are attached to this report as Exhibits 10.2 and 10.3. The summary set forth above is qualified in its entirety by reference to each of these documents.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Restricted Stock Award Agreement

10.2	Form of Stock Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

March 4, 2009	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

10.1	Form of Restricted Stock Award Agreement

10.2	Form of Stock Option Award Agreement